Financial News Release

CONTACTS:
Danny Herron	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ADDS ULTRAVOLT HIGH VOLTAGE PRODUCTS TO ITS EXPANDING PRODUCT PORTFOLIO
Fort Collins, Colo., August 4, 2014 - Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced it has acquired UltraVolt, Inc., a privately-held provider of high voltage power solutions. Based in Ronkonkoma, New York, UltraVolt has a comprehensive portfolio of high voltage power supplies and modules ranging from benchtop and rack mount systems to microsize PCB-mount modules. Its standard DC-to-DC product line consists of over 1,500 models, which can be combined with accessories and options to create thousands of product configurations. Serving over 100 markets, UltraVolt’s fixed-frequency, high-voltage topology provides wide input and output operating ranges while retaining excellent stability and efficiencies.
“Today’s acquisition of UltraVolt is a very strategic and complementary addition to our growing and diversified portfolio of precision power products,” said Yuval Wasserman, President of Precision Power Products. “With a broad range of high voltage products, UltraVolt expands our penetration of existing applications and customers while adding new and potential areas of opportunity in medical equipment, industrial and semiconductors applications. Together with our most recent acquisition of HiTek Power Group, UltraVolt strengthens and accelerates our entry into the high voltage market by leveraging product architectures of both entities. We plan to capitalize on our global organization to drive synergies across manufacturing, sales and marketing and service. We expect this acquisition to be accretive within the next year and should accelerate Advanced Energy’s revenue and profitability over time.
Under the agreement, Advanced Energy has acquired Ultravolt for a purchase price of $30.2 million in cash.
Forward-Looking Language
Certain statements in this press release, including, without limitation, statements regarding the future business, operating and financial condition of UltraVolt and its products, expectations regarding the markets for high voltage and custom power supplies, entry into such markets, revenues, earnings, operating expenses, operating income, growth, profitability, restructuring costs, accretion, return of shareholder value, aspirational goals and expected synergies for future periods, and strategic goals and any future strategic actions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the successful integration of the operations of the UltraVolt products and associated restructuring costs; the hiring and retention of key employees; expectations surrounding the benefits of the UltraVolt products; the total available market for high voltage power supplies worldwide; expectations regarding sales performance of the UltraVolt’s products; expectations surrounding UltraVolt’s manufacturing model; as well as the effects of global macroeconomic conditions upon demand for such products. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. As reiterated previously, aspirational goals and targets discussed on conference calls or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.
About Advanced Energy

Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, thin-film manufacturing and solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advancedenergy.com.

About UltraVolt, Inc.
Founded in 1990 in Long Island, NY, UltraVolt is a world-leading manufacturer of a comprehensive range of standard-product high-voltage power supplies and systems. UltraVolt offers world-class support to customers searching for high-voltage power supplies with short lead times and nominal to high performance for efficiency, accuracy, stability, and ripple. UltraVolt product lines range from benchtop and rack mount systems to microsize PCB-mount modules with outputs of 0 to 62V through 0 to 400kV at 0 to 100mW to 120kW.

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